Forbes Hare	Palm Grove House · P.O. Box 4649
Road Town · Tortola · VG1110
British Virgin Islands

T: +1 284 494 1890 F: +1 284 494 1316
www.forbeshare.com

	Direct:	+1 284 852 extension
	Email:	Jose.santos@forbeshare.com
	Our Ref:	JST/KJO/AC/4436.001
Your Ref:

By Email

CIS Acquisition Ltd.

89 Udaltsova Street, Suite 84

Moscow, Russia 119607

[ ] 2012

Dear Sirs

Re: Registration Statement of CIS Acquisition Ltd. (“Company”)

We have acted as special British Virgin Islands counsel to the Company to provide this legal opinion in connection with the Company's registration statement on Form F-1, including all amendments or supplements thereto, filed with the Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933 (the "Act"), as amended on [ ] 2012 (Registration Number 333-180224) (the "Registration Statement"). This opinion is given in accordance with the terms of the Taxation and Legal Matters section of the Registration Statement.

1	DOCUMENTS REVIEWED

We have reviewed originals, copies, drafts or conformed copies of the following documents and have examined such other documents and considered such legal matters as we have deemed necessary for the purpose of rendering this legal opinion:

1.1	the Company’s Certificate of Incorporation;

1.2	the Company’s Memorandum and Articles of Association; and

1.3	the Registration Statement.

2	ASSUMPTIONS

In giving this opinion we have relied upon the following assumptions, which we have not independently verified:

As British Virgin Islands legal counsel to the Company, we have reviewed the Registration Statement. In rendering this opinion, we have assumed with your approval the genuineness of all signatures, the legal capacity of all natural persons, the legal authority of all entities, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We have assumed with your approval and have not verified the accuracy of the factual matters and representations set forth in the Registration Statement.

Save as aforesaid we have not been instructed to undertake and have not undertaken any further enquiry or due diligence in relation to the transaction the subject of this opinion.

3	OPINIONS

Based upon, and subject to, the foregoing assumptions and the qualifications set out below, and having regard to such legal considerations as we deem relevant, we are of the opinion that:

3.1	The Company is a company limited by shares duly incorporated under the BVI Business Companies Act, 2004, in good standing at the Registry of Corporate Affairs and validly existing under the laws of the British Virgin Islands.

3.2	Based on the foregoing and subject to the assumptions, limitations and qualifications stated in the Registration Statement and herein, we hereby confirm and adopt as our opinion on the date hereof the statements of British Virgin Islands tax law as set forth in the Registration Statement under the caption “Taxation – British Virgin Islands Taxation.”

4	QUALIFICATIONS

The opinions expressed above are subject to the following qualifications:

4.1	To maintain the Company in good standing under the laws of the British Virgin Islands, annual filing fees must be paid to the Registry of Corporate Affairs.

4.2	Except as specifically stated herein, we make no comment with respect to any representations and warranties which may be made by or with respect to the Company in any of the documents or instruments cited in this opinion or otherwise with respect to the commercial terms of the transactions the subject of this opinion.

4.3	This opinion is confined to and given on the basis of the laws of the British Virgin Islands at the date hereof and as currently applied by the courts of the British Virgin Islands. We have not investigated and we do not express or imply nor are we qualified to express or imply any opinion on the laws of any other jurisdiction.

We hereby consent to filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm as British Virgin Islands counsel to the Company under the under the headings “Taxation – British Virgin Islands Taxation” and "Legal Matters" included in the Registration Statement. In the giving our consent, we do not thereby admit that we are in the category of persons whose consent is required or admit that we are “experts” within the meaning of the Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

2

This opinion is limited to the matters detailed herein as is issued solely in connection with the original issuance of securities by the Company pursuant to the Registration Statement and is not to be read as an opinion with respect to any other matter.

Except as expressly provided herein, we express no opinion with respect to any other tax matter.

Yours faithfully

Forbes Hare

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